DATED 1 MARCH 1999





                        MIDAS (UNITED KINGDOM) LIMITED

                                     AND

                                  FADI NAHAB

                                     AND

                                 DMDS LIMITED









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          AGREEMENT FOR THE SALE OF THE SELLER'S BUSINESS AND ASSETS
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                                HARBOTTLE & LEWIS
                                 HANOVER HOUSE
                               14 HANOVER SQUARE
                                 LONDON W1R 0BE





                              h85/249321/18351v1



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                                    INDEX

NO.                                                                         PAGE

1.  Definitions                                                                1

2.  Agreement For Sale and Purchase                                            5

3.  Consideration                                                              6

4.  Completion                                                                 7

5.  Value Added Tax                                                            8

6.  Liabilities                                                                8

7.  Employees                                                                  8

8.  Insurance                                                                  9

9.  Contracts and Third Party Consents                                         9

10. Apportionments                                                            10

11. Post Completion                                                           11

12. Warranties by Seller and Mr Nahab                                         11

13. Warranties by Purchaser                                                   12

14. Purchaser's Remedies                                                      12

15. Conduct of Warranty Claims                                                13

16. Notices                                                                   14

17. Successors and Assignability                                              14

18. Certificate of Value                                                      14

19. Announcements                                                             14

20. Survival of Certain Provisions                                            14

21. Entire Agreement                                                          15

22. Governing Law and Jurisdiction                                            15

SCHEDULE 1        Employees                                                   16

SCHEDULE 2        Excluded Assets                                             17

SCHEDULE 3        The Warranties                                              18

THIS AGREEMENT is made 1 March 1999

BETWEEN:

(1) MIDAS (UNITED KINGDOM) LIMITED (registered number 3166228) which has its registered office at 112 New Dover Road, Canterbury, Kent CT1 3EH ("THE SELLER");

(2) FADI NAHAB also of 112 New Dover Road, Canterbury, Kent CT1 3EH ("MR NAHAB"); and

(3) DMDS LIMITED (registered number 3505875) whose registered office is at Plumtree Court, London, EC4A 1HT ("THE PURCHASER").

WHEREAS:

(A)  The Seller carries on the Business.

(B)  Mr Nahab is the majority shareholder of the Seller.

(C) The Purchaser has agreed with the Seller with effect from the Completion Date to purchase as a going concern the Business including (without limitation) the undertaking and the assets referred to below, upon the following terms.

IT IS AGREED as follows:

1.   DEFINITIONS

1.1. In this Agreement unless the context otherwise requires the following expressions shall have the following respective meanings:-

"ACCOUNTS"

the balance sheet as at the Accounts Date and the profit and loss account for the year ended on the Accounts Date of the Seller, including all documents required by law to be annexed to them;

"ACCOUNTS DATE"

22 February 1999;

"ACCRUALS"

all amounts received by the Seller prior to the Completion Date but in respect of a period after the Completion Date or in respect of goods and services to be supplied by the Seller after the Completion Date and excluding any such amounts relating to the Excluded Assets;

"BOOK DEBTS"

the debts and other amounts owing to the Seller at the Completion Date in respect of the

Business;

"BUSINESS"

the business carried on by the Seller at the Completion Date more particularly described as the distribution of dental/medical products and all income derived from the distribution of the products;

"BUSINESS INFORMATION"

all information, know-how and records (whether or not confidential and in whatever form held) including (without limitation) all formulae, designs, specifications, drawings, data, manuals and instructions and all customer lists, supplier lists, sales information and all technical or other expertise and all computer software and all accounting and VAT Records, correspondence, orders and enquiries of the Business;

"BUSINESS RECORDS"

shall include, without limitation, all notes, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programmes or other records relating to the Business;

"CASH FLOAT"

all cash of the Business held as petty cash and cash at the bank held in the Seller's bank accounts as at the Completion Date relating to the Business;

"COMPLETION"

completion of the sale and purchase of the Business and Sale Assets in accordance with the terms of this Agreement;

"COMPLETION DATE"

the date of this Agreement;

"CONSIDERATION"

the consideration described in Clause 3;

"CONSIDERATION SHARES"

5000 shares of common stock of DMD;

"CONTRACTS"

the contracts and other legally enforceable engagements or arrangements of the Seller in relation to the Business in existence on the Completion Date;

"DMD"

Dental/Medical Diagnostic Systems, Inc.;

"EMPLOYEES"

the persons employed at the Completion Date in connection with the Business as listed in Schedule l (Employees);

"ENVIRONMENTAL LAWS"

all applicable laws, regulations, codes of practice, circulars, guidance notes and the like whether of the United Kingdom or otherwise concerning protection of the environment;

"EXCLUDED ASSETS"

those assets and rights of the Seller which are to be retained by the Seller after Completion and listed in Schedule 2 (Excluded Assets);

"GOODWILL"

all the goodwill of the Seller in relation to the Business including all rights of the Seller in and to the Intellectual Property Rights used in or for the Business and the exclusive right for the Purchaser and its permitted assignees to represent itself as carrying on the Business in succession to the Seller and all trade names associated with the Business;

"INTELLECTUAL PROPERTY RIGHTS"

patents, trade marks, service marks, trade names, registered designs, unregistered designs, copyrights (including copyright in any computer programs) and other forms of intellectual or industrial property (whether or not registered or registerable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), know-how, inventions, formulae, confidential or secret processes and information (in each case in any part of the world), and any other similar rights which may subsist anywhere in the world;

"LIABILITIES"

the claims, obligations, liabilities and debts of the Seller on the Completion Date or arising prior to Completion or attributable to a period prior to Completion which relate to the Business; "LOSSES" losses, claims, charges, interest, fines, penalties, liabilities, costs, expenses (including legal expenses on a solicitor and own-client basis) or damages of any nature whatsoever and whether or not reasonably or otherwise foreseeable or avoidable;

"LOSSES"

losses, claims, charges, interest, fines, penalties, liabilities, costs, expenses (including legal expenses on a solicitor and own-client basis) or damages of any nature whatsoever and whether or not reasonably or otherwise foreseeable or avoidable;

"MOVABLE PLANT AND MACHINERY"

all moveable fittings, furniture, furnishings, plant, machinery, equipment and vehicles, computer and communication hardware, loose tools, books, stationary, and other goods (other than the Excluded Assets) owned by the Seller and used by or in the Business at the Completion Date;

"PURCHASER'S SOLICITORS"

Harbottle & Lewis of Hanover House, 14 Hanover Square, W1R 0BE;

"SALE ASSETS"

the property, assets and rights of the Business to be purchased by the Purchaser listed in sub-Clauses 2.1.1 to 2.1.7;

"SELLER'S PREPAYMENTS"

all prepayments as at the Completion Date made by or on behalf of the Seller in Connection with the Business or the Sale Assets;

"SERVICE AGREEMENT"

a service agreement between the Purchaser and Mr Nahab dated the date of this Agreement;

"STOCK"

whether or not held for the purpose of resale all stocks of goods and other stocks in trade whether or not relating exclusively to the Business wherever located and by whomsoever held including items which although subject to reservation of title by the suppliers of those items are under the control of the Seller;

"TAXATION"

all forms of taxation and statutory, governmental, supra-governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including withholdings and deductions), whether domestic or foreign, whenever imposed and all penalties, fines, charges, costs and interest relating to any such matters and "TAX" shall be construed accordingly;

"THIRD PARTY RIGHTS"

all of the Seller's rights in connection with warranties and representations made and obligations and liabilities undertaken by third parties in connection with the Business or the Sale Assets;

"WARRANTIES"

the warranties and representations set out in Clause 12 and Schedule 3 and "WARRANTY" means any one of them;

"WARRANTY CLAIM"

a claim made by the Purchaser for breach of any one or more of the Warranties;

"VAT"

Value Added Tax;

"VATA"

the VAT Act 1994 and any order, regulation instrument or other subordinate instrument under it;

"VAT RECORDS"

the records of the Business required to be kept by paragraph 6 of Schedule 11 to VATA;

"1981 REGULATIONS"

the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended).


1.2. reference to Clauses, sub-Clauses, paragraphs, sub-paragraphs, parts and Schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs and parts of, and schedules to, this Agreement;

1.3. headings to Clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

1.4. the Schedules to this Agreement form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

1.5.  words denoting the singular include the plural and vice versa;

1.6. any reference in this Agreement to the Purchaser shall include its successors and permitted assigns.

2.    AGREEMENT FOR SALE AND PURCHASE

2.1. The Seller shall sell with full title guarantee and the Purchaser shall purchase with effect from the Completion Date, all its rights, title and interest in free from all charges, restrictions, liens and other encumbrances attaching to them:

      2.1.1. the Business (as a going concern); and

      2.1.2. the Goodwill;

      2.1.3. the Moveable Plant and Machinery;

      2.1.4. the Benefit of the Contracts and Third Party Rights;

      2.1.5. all rights and title of the Seller in or to Intellectual Property Rights used in or for the purpose of the Business and the Business Information and the Business Records required for or used in connection with the Business;

      2.1.6. the Seller's Prepayments;

      2.1.7. all other items (if any) of whatever nature owned by the Seller and used in the conduct of the Business as at the Completion Date with the intention that the Business be sold to the Purchaser as a going concern with effect from the Completion Date.

2.2. The Purchaser shall not be obliged to complete the purchase of the Business or any of the Sale Assets unless the purchase of the Business and all of the Sale Assets is duly completed at the same time.

2.3. The Excluded Assets and the Liabilities shall be specifically excluded from the sale and purchase of the Business.

3.    CONSIDERATION

3.1. The Consideration for the Sale Assets shall be US$37,500 to be satisfied by the issue to the Seller of the Consideration Shares.

3.2. The issue of the Consideration Shares shall be made subject to the restrictions contained in the US Securities and Exchange Commission's Regulation S, as such regulation is in effect on the Completion Date, and otherwise in compliance with applicable US and English law. The Seller acknowledges that it has access to all filings made by DMD under the US Securities Exchange Act of 1934, as amended, including its Annual Report on Form 10-KSB for the year ended December 31, 1997 and each of its Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission thereafter, and that it has had access to such financial and other information concerning DMD and the Consideration Shares as it deemed necessary in connection with its agreement to permit Buyer to cause payment of the Consideration to be satisfied by the issue of the Consideration Shares, including an opportunity to ask questions of and request information from DMD and its management. Without limiting the generality of the foregoing the Seller acknowledges that the Consideration Shares which may be delivered to it pursuant to this Clause 3.2 shall be restricted securities which have not been registered under the Securities Act of 1933, as amended, and that until the expiration of the restricted period provided under Regulation S, an offer or sale of the Consideration Shares shall not be made by the Seller within the United States or to, or for the account or benefit of, a US person within the meaning of Rule 902(k) of the US Securities Act of 1933, as amended.

3.3. The Consideration shall be inclusive of VAT (if applicable).

4.    COMPLETION

4.1. Completion shall take place on the Completion Date at the offices of the Purchaser's Solicitors.

4.2. On Completion the Seller shall deliver to the Purchaser, at the principal office of the Business, or (if so requested by the Purchaser) make available to the Purchaser such of the Sale Assets as are capable of being transferred by delivery, together with:

      4.2.1. the Business Records;

      4.2.2. all Business Information;

      4.2.3. copies of all National Insurance and PAYE records completed and up-to-date;

      4.2.4. the original documents in the possession or control of the Seller in respect of the Contracts; and

      4.2.5. such documents as are reasonably required by the Purchaser to complete the sale and purchase of the Sale Assets and vest title to the Sale Assets in the Purchaser.

4.3. On Completion Mr Nahab shall deliver to the Purchaser's Solicitors the Service Agreement duly executed by Mr Nahab.

4.4. If all or any of the transactions set out in Clauses 4.2 and 4..3 do not take place as provided, the Purchaser may promptly rescind this Agreement without prejudice to any other remedy it may have.

4.5. The Purchaser shall then deliver to Mr Nahab the Service Agreement duly executed by it.

4.6. Rights in and title to the Sale Assets shall pass to the Purchaser on the Completion Date.

4.7. Subject to Clause 9 (Contracts and Third Party Consents) the Seller shall at Completion or as soon as practicable after Completion deliver to the Purchaser all transfers, assignments and novations of those Sale Assets which are not capable of being transferred by delivery, together with all relevant documents of title.

4.8. The Seller shall (and shall use its reasonable endeavours to procure any third party as is necessary to) after the date of this Agreement, upon reasonable request by the Purchaser, execute and perform any further deeds, documents and acts so requested to give full effect to the terms of this Agreement including (without limitation) to vest in and assure to the Purchaser whatever right, title and interest the Seller may have in the Sale Assets and pending which shall hold such Sale Assets on trust for the Purchaser absolutely and will dispose, transfer and deal with such Sale Assets at such time and in such manner as the Purchaser directs.

4.9. The parties shall upon reasonable request afford to each other and to each party's representatives such access during normal business hours to the statutory and accounting records and all other documents relating to the Business as are in each party's control for the purposes of inspecting and copying the same, and neither party shall use any such records, documents or the information contained in them for any purpose other than for accounting, audit and tax purposes. Each party shall keep such records, documents and information in strict confidence.

5.    VAT

      The Seller and the Purchaser are of the opinion that the sale of the Sale Assets and the transfer of the Business constitutes a transfer of a business as a going concern for the purposes of Section 49 VATA and
      Article 5 of the VAT (Special Provisions) Order 1992, and accordingly the sale of the Sale Assets and the transfer of the Business is neither a supply of goods nor a supply of services for the purposes of VAT.

6.    LIABILITIES

6.1. Notwithstanding Completion of the Purchase of the Business, the Seller shall be solely responsible for all the Liabilities and shall duly and punctually pay and discharge the Liabilities and shall indemnify the Purchaser fully and effectively from and against the Liabilities and any and all Losses arising or accruing in respect of or in connection with any of them.

6.2. In addition to Clause 6.1 the Seller shall remain liable and be solely responsible for and shall indemnify the Purchaser against any and all Losses arising after the Completion Date in respect of any activities of the Business, including goods manufactured by or service supplied by the Seller or any act or omission of the Seller, its employees, agents or sub-contractors prior to the Completion Date or arising from defective products or parts of products even if the defective products or parts or services were sold by or supplied to the Purchaser.

6.3. The liability of the Seller under Clause 6.2 shall extend to any settlement of a claim (including costs) made with the approval of the Seller (such approval not to be unreasonably withheld).

6.4. If the Purchaser considers that it is desirable to take preventative action with a view to avoiding claims under Clause 6.2 the Seller shall bear the cost of that action.

6.5. No Liability in respect of the Business or Sale Assets shall pass to, or be assumed by, or be construed as accepted by, the Purchaser except as expressly set out in this Agreement.

7.    EMPLOYEES

7.1. The Purchaser hereby agrees and acknowledges that the provisions of the 1981 Regulations apply to the sale of the Business and that the contracts of employment of all the Employees shall not be terminated but shall continue to have effect as if originally made between each Employee and the Purchaser in accordance with the 1981 Regulations.

7.2. The Seller agrees to execute (and agrees to use reasonable endeavours to procure that it and its directors, officers, employees and agents shall execute promptly) such deeds, documents and agreements as the Purchaser may reasonably require to, inter alia, change the principal employer or trustees (or both) of any pension scheme, salary continuation, cash sum or life assurance schemes of which any employees or directors of the Seller may belong.

7.3. The Seller shall indemnify the Purchaser against any order to pay compensation made pursuant to the 1981 Regulations or any other Loss it may suffer in relation to any claim made by an Employee pursuant to the 1981 Regulations or otherwise in relation to the transfer of the Business provided that the order is not made as a result of any act or omission of the Purchaser after Completion (other than those deemed to have been done by the Purchaser by reason of the 1981 Regulations).

8.    INSURANCE

8.1. The Seller shall notify the Purchaser's interest to the relevant insurers and keep in force its existing insurance policies in respect of the Sale Assets for 30 days from Completion.

8.2. The Purchaser shall pay the relevant proportion of the insurance premiums from Completion until the cancellation of the relevant policies or 30 days from Completion, whichever is earlier.

9.    CONTRACTS AND THIRD PARTY CONSENTS

9.1. From the Completion Date the Purchaser shall perform, fulfil and discharge the obligations of the Seller pursuant to the Contracts (other than in respect of any breach, act, omission or neglect by the Seller or to the extent any liability under the Contracts had accrued due prior to the Completion Date) and the Purchaser shall be entitled to the benefit of the Contracts.

9.2. Subject to Clause 9.1, the Purchaser shall from the Completion Date indemnify and keep indemnified the Seller against all actions, proceedings, liabilities, claims, demands, losses, costs and expenses or other liability whatsoever arising from the acts or omissions of the Purchaser in relation to any of the Contracts on or after the Completion Date.

9.3. All Contracts which are capable of assignment without the need for any third party consent shall hereby be assigned.

9.4. To the extent that any of the Sale Assets are not assignable without the consent of another party or without an agreement of novation, this Agreement shall not constitute an assignment or an attempted assignment if such assignment or attempted assignment would constitute a breach of that agreement.

9.5. In the event that such consent or novation is required, the Seller and the Purchaser shall use all reasonable endeavours to obtain any required consent or novation as soon as reasonably practicable.

9.6. Unless and until such consent shall be forthcoming and the relevant agreement shall have been assigned or novated the Seller shall remain liable under such agreement as a contracting party (and will enforce at the Purchaser's request any and all rights of the Seller against the other party to the contract) but the Purchaser shall indemnify the Seller in respect of it and shall perform the obligations under such agreement as agent for the Seller who shall account to the Purchaser for all sums received from that agreement.

9.7. If such consent or novation is not obtained, the Seller will co-operate with the Purchaser in any reasonable arrangements designed to provide for the Purchaser all the benefits under any of the contracts, including enforcement of any and all rights of the Seller against the other party to the contract arising out of the cancellation by such other party or otherwise.

10.   APPORTIONMENTS

10.1. All periodical charges and outgoings attributable to the Business (including, but not limited to, rents, rates, gas, water, electricity, telephone charges, licences and fees) and all liabilities in relation to salaries, wages, accrued holiday pay, national insurance, pension contributions, PAYE and all other payments to and in respect of the Employees up to the Completion Date or arising in respect of a period prior to the Completion Date shall be borne by the Seller and as from the Completion Date shall be borne by the Purchaser. All rents and other periodical payments receivable in respect of the Business up to the Completion Date shall belong to and be payable to the Seller and from the Completion Date shall belong to and be payable to the Purchaser.

10.2. Accruals shall belong to the Purchaser.

10.3. Where any amounts fall to be apportioned under this Agreement the Seller shall provide the Purchaser with full details of the apportionments together with supporting vouchers or similar documentation within 14 days after the Completion Date. In the absence of dispute the appropriate payments shall be made within 10 business days of preparation of the list of apportionments. If the amount of any apportionment is in dispute that dispute shall be referred for final settlement to a firm of chartered accountants nominated jointly by the Seller and the Purchaser or failing such nomination within 14 days after request by either the Seller or the Purchaser nominated at the request of either of them by the President for the time being of the Institute of Chartered Accountants in England and Wales. The accountants shall be entitled to call for and inspect the working papers of the Seller's auditors and such other documents as they may reasonably consider necessary. In making their determination the accountants shall act as experts and not as arbitrators, their decision shall be final and binding on the parties and their fees shall be borne and paid by the

      Seller and the Purchaser in such proportions as the accountants determine. The amount determined shall be paid within 14 days of the determination together with interest calculated on a daily basis (as well after as before judgment) from the Completion Date until the date of actual payment at the rate of 4 per cent per annum above the base rate from time to time of Barclays Bank Plc.

11.   POST COMPLETION

11.1. Immediately after Completion the Seller shall wholly discontinue carrying on the Business.

11.2. If after the Completion Date the Seller receives any enquiries or orders from any past, present or potential client of the Business or any other person, or any notices, correspondence or information which relate to the Business it shall refer that person or information to the Purchaser as soon as reasonably practicable.

11.3. The Seller shall preserve all books, documents and records relating to the Business in respect of the period prior to the Completion Date which it retains following Completion for a period of seven years, and shall permit and allow, upon being given reasonable notice and during business hours, the Purchaser and or its agents, accountants or other representatives access to, and at its own expense, to take copies of, such books, documents and records for any purpose in connection with or incidental to the Business.

11.4. To the extent that any monies are received after Completion by one party which belong to the other party, the recipient shall (subject to any provision to the contrary contained in this Agreement) hold the same on trust for that other party and account to that other party for the same within five business days of receipt.

12.   WARRANTIES

12.1. The Seller and Mr Nahab jointly and severally represent and warrant to the Purchaser that each of the Warranties is true, accurate and complete in all respects and not misleading.

12.2. The Seller and Mr Nahab acknowledge that the Warranties were given with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser does so in reliance on the Warranties.

12.3. Each of the Warranties is a separate and independent Warranty and shall not be limited by reference to any other "Warranty or anything in this Agreement.

12.4. The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion; by any investigation made (or which could have been made) by or on behalf of the Purchaser into the affairs of the Seller; by the Purchaser failing to exercise or delaying the exercise of any of its rights or remedies; or by any other event or matter whatsoever except a specific and duly authorised written waiver or release from the Purchaser.

12.5. Where any Warranty refers to the knowledge, information or belief of the Seller and Mr Nahab they each undertake that they have made full enquiry into the subject matter of the Warranty.

12.6. The amount of any successful claim under the Warranties or indemnities in Clauses 6.1, 6.2 and 7.3 or any other amount paid by the Seller to the Purchaser pursuant to the provisions of this Agreement shall be deemed to constitute a reduction in the consideration for the Sale Assets.

13.   WARRANTIES BY PURCHASER

      The Purchaser represents to the Seller that:

     (i) it has the requisite power and authority to enter into and perform this Agreement and perform its obligations under this Agreement. The Agreement has been duly executed by the Purchaser and constitutes valid and binding obligations of the Purchaser;

     (ii) the Consideration Shares, when issued in accordance with the provisions of this Agreement, will be duly authorised and validly issued and fully paid and non assessable and, assuming the accuracy of the Warranties, will be issued in compliance with Federal Securities laws;

     (iii) all of the reports filed by DMD in connection with its obligations under the Securities Exchange Act of 1934 as of their respective dates complied as to form in all material respects with requirements of that Act and the roles and regulations promulgated by the Securities and Exchange Commission thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in light of the circumstances under which they were made, not misleading.

14.   PURCHASER'S REMEDIES

14.1. The Seller and Mr Nahab shall fully and effectively indemnify and keep indemnified the Purchaser against all Losses suffered directly or indirectly by the Purchaser as a result of or in connection with any event, circumstance or state of affairs relating to the Business or Sale Assets which is not (whether at or after Completion) in all respects as represented and warranted to the Purchaser under this Agreement.

14.2. The Seller and Mr Nahab jointly and severally undertake to disclose in writing to the Purchaser anything which is or may constitute a Warranty Claim or which is or may give rise to a right to indemnification under this Agreement as soon as it comes to their notice at any time.

14.3. If any amount payable to the Purchaser by the Seller or Mr Nahab is subject to Taxation, the amount to be paid to the Purchaser by the Seller or Mr Nahab shall be such so as to ensure that the net amount retained by the Purchaser after such Taxation has been taken into account is equal to the full amount which would be payable to the Purchaser had the amount not been subject to Taxation.

14.4. If any Warranty Claim or indemnification claim is made, except in the case of fraud or deliberate deception, each of the Seller and Mr Nahab agrees to release any claim it may have against any director or employee of the Business on whom it may have relied before agreeing to any terms of this Agreement.

14.5. In the event of a Warranty Claim, without prejudice to the right of the Purchaser to claim damages on any basis available to if (including under Clause 14.1) or to any other right or remedy available to it, the Seller and Mr Nahab (as appropriate) agree to pay on demand in cash to the Purchaser a sum by way of damages as agreed between the Seller or Mr Nahab and the Purchaser or, in default of such agreement, as determined by order of a court of competent jurisdiction which is the higher of:

     (a) an amount sufficient to put the Purchaser into the position which would have existed if the relevant Warranties had been tree and accurate or not misleading when given; and

     (b) an amount equal to the resulting diminution in the value of the Business and the Sale Assets.

15.   CONDUCT OF WARRANTY CLAIMS

15.1. In any case where the Seller or Mr Nahab is or may be liable under this Agreement to indemnify or compensate the Purchaser, the Purchaser shall notify the Seller or Mr Nahab as soon as reasonably practicable in writing of the claim or facts giving rise thereto or, in the reasonable opinion of the Purchaser, likely to give rise to such liability.

15.2. The Purchaser shall at the request of the Seller or Mr Nahab take or procure to be taken such action as the Seller may reasonably request to avoid, dispute, resist appeal, compromise or defend any claim notified to it by the Purchaser and any adjudication in respect thereof, and to pursue on that Party's behalf, in the Purchaser's name, any claim that it wishes to pursue against any third party in respect of the Business and the Sale Assets and its right to them, including (without prejudice to the generality of the foregoing) instructing such solicitors or other professional advisers as that Party may nominate to act in the name of and on behalf of the Purchaser but in accordance with the instructions of the Seller or Mr Nahab (as appropriate) so that such action shall be delegated entirely to the Seller or Mr Nahab but subject to the Purchaser being indemnified by the Seller or Mr Nahab against all costs, damages and expenses which may be thereby incurred.

15.3. Any sums recovered (including, without limitation, any damages or other compensation awarded or obtained in settlement and any costs awarded) as a result of the pursuit of any claim, whether by the Seller or Mr Nahab on the Purchaser's behalf or by the Purchaser in the Seller's or Mr Nahab's name, shall be for the benefit of the

      Purchaser and shall be paid to the Purchaser forthwith upon receipt. Until such sums are paid to the Purchaser, they shall be held in trust for the Purchaser.

16.   NOTICES

16.1. A notice or other information required or authorised by this Agreement shall be in writing, may be delivered personally or sent by first-class prepaid post or facsimile transmission to the other party at its address as given in this Agreement or such other address as may have been notified and shall have been deemed to have been given:

      16.1.1. if personally delivered, at the time of delivery;

      16.1.2. if given by prepaid first class post, two business days after posting;

      16.1.3. if sent by facsimile transmission, on the day of transmission provided that a confirming copy is sent by prepaid first class post within 12 hours of transmission.

16.2. Any notice sent to the Purchaser shall simultaneously be sent to the Purchaser's Solicitors.

17.   SUCCESSORS AND ASSIGNABILITY

17.1. This Agreement shall be binding and shall ensure for the benefit of each party's successors and assigns (as the case may be) but except as set out in Clause 17.2 shall not be assignable by any party without the prior written consent of the other.

17.2. The Purchaser may assign the benefit of this Agreement (including, without limitation, the Warranties) to any successor or subsequent purchaser of the Business or any of the Sale Assets.

18.   CERTIFICATE OF VALUE

      It is hereby certified that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the stampable consideration exceeds (pound)60,000.

19.   ANNOUNCEMENTS

      No announcement of any kind shall be made by the Seller or Mr Nahab in respect of the subject matter of this Agreement without the prior written approval of the Purchaser.

20.   SURVIVAL OF CERTAIN PROVISIONS

      Insofar as any provision of this Agreement shall not have been performed at Completion, it shall survive and remain in full force and effect notwithstanding Completion.

21.   ENTIRE AGREEMENT

      This Agreement, the Schedules and the documents referred to in this Agreement shall constitute the entire agreement and understanding between the parties in relation to its subject matter. It supersedes any previous agreement between the parties in relation to that subject matter.

22.   GOVERNING LAW AND JURISDICTION

      This Agreement shall be governed by and construed in accordance with the laws of England and Wales. The parties irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales in relation to any legal action or proceedings arising out of or in connection with this Agreement.

AS WITNESS the hands of the parties or their duly authorised representatives on the day first before written.

                                  SCHEDULE 1

                                  EMPLOYEES

Fadi Nahab

Ros Nahab

Brian White

                                  SCHEDULE 2

                               EXCLUDED ASSETS

-      the Stock;

-      the Book Debts;

-      the Cash Float.

                                  SCHEDULE 3

                                THE WARRANTIES

                               PART A - GENERAL

1.    INFORMATION

      INFORMATION PROVIDED BY SELLER

1.1 All information provided to the Purchaser or its advisers or representatives in response to any request of the Purchaser was when given and remains true, complete and accurate and is not misleading because of any omission or ambiguity or for any other reason.

1.2 The Seller has fully and accurately disclosed to the Purchaser all matters, information and documents which are necessary to qualify the statements made in this Agreement in order for such statements to be fair, accurate and not misleading.

1.3 So far as the Seller is aware, there are no facts or circumstances in relation to the Business or Sale Assets which have not been clearly and accurately disclosed to the Purchaser and which, if disclosed, might have been expected to affect the decision of the Purchaser to enter into this Agreement or the Consideration payable for the Sale Assets pursuant to Clause 3.

2.    CAPACITY

      The Seller has the requisite power and authority to enter into and perform this Agreement and perform its obligations under this Agreement. The Agreement has been duly executed by the Seller and constitutes valid and binding obligations of the Seller.

3.    ACCOUNTS

3.1 The Accounts have been prepared in accordance with the requirements of all relevant statutes and generally accepted accounting practices. The Accounts are true and complete in all respects and present fairly the financial position of the Company at the Accounts Date. They contain full provision or reserve for all liabilities and for all capital and revenue commitments of the Seller as at the Accounts Date. The profits and losses of the Seller shown in the Accounts were not, save as disclosed in the Accounts or in any note accompanying them, to any material extent, affected by any extraordinary, exceptional, unusual or non recurring income, capital gain or expenditure or by any other factor known to the Seller rendering any such profit or loss for such period exceptionally high or low.

3.2   ACCOUNTING RECORDS

      The accounting records of the Seller comply with the requirements of Sections 221 and 222 of the Companies Act 1985, do not contain or reflect any material inaccuracy or discrepancy and present and reflect in accordance with generally accepted accounting principles and standards the financial position of, and all transactions entered into by, the Seller or to which it has been a party.

3.3   EVENTS SINCE THE ACCOUNTS DATE

      Since the Accounts Date there has been no material change in:

     (i)  the financial or trading position or prospects of the Business;

     (ii) the value or state of assets or amount or nature of liabilities as compared with the position disclosed in the Accounts; or

     (iii) in the turnover, direct or indirect expenses or the margin of profitability of the Business as compared with the position disclosed for the equivalent period of the last financial year.

      The Seller has since the Accounts Date carried on the Business in the ordinary course and without interruption, so as to maintain it as a going concern and paid its creditors in the ordinary course and within the credit periods agreed with such creditors.

      Since the Accounts Date no supplier of the Business has ceased or restricted supplies or threatened so to do, there has been no loss or material curtailment of the Business with any customer which at any time in the preceding financial year represented one percent or more of the turnover of the Business and the Seller is not aware of any circumstances likely to give rise to any of the above.

      Since the Accounts Date, in relation to the Business the Seller has not:

     (a)  incurred or permitted to incur:

          (i)  material capital expenditure; or

          (ii) any liability whether actual or contingent except for full value or in the ordinary course of business;

     (b)  agreed or required to agree:

          (i) any asset for a consideration higher than its market value at the time of acquisition or otherwise than in the ordinary course of business; or

          (ii) any business or substantial part of it or any share or shares in an body corporate; or

     (c) disposed of or agreed to dispose of, any of its assets except in the ordinary course of business and for full value.

4.    DEBT POSITION

4.1   DEBTS OWED TO THE BUSINESS

      There are no debts owing to the Business other than trade debts incurred in the normal and usual course of business.

4.2   DEBTS OWED BY THE BUSINESS

     (a) The Business does not have outstanding any borrowing or indebtedness in the nature of borrowing, forward sale or purchase agreement or conditional sale agreement or other transactions having the commercial effect of a borrowing;

     (b) There has not been received by the Business any notice to repay under any agreement relating to any borrowing or indebtedness which is repayable on demand.

     (c) There are no trade debts which have been incurred by the Business including advance payments other than the Liabilities.

5.    BUSINESS RELATIONS

      There is no actual or threatened loss of any customer or supplier of the Seller, the loss of which would have an adverse effect upon the Business.

6.    REGULATORY MATTERS

6.1   LICENCES

      All licences, permissions, authorisations and consents (collectively "LICENCES") required or useful for carrying on the Business effectively in the place and in the manner in which the Business is now carried on have been obtained and the Licences are, and will following Completion, remain in full force and effect and there is no reason why the Licences will not be capable of being transferred to the Buyer without the necessity for any special arrangement or expense.

7.    ASSETS

7.1   OWNERSHIP

     (a) All the rights and assets necessary to carry on the Business as presently conducted are comprised in the Sale Assets and the Seller docs not own any assets which form part of the Sale Assets which are not used in connection with the Business.

     (b) All of the Sale Assets are the absolute property of the Seller and are not the subject of any security interest or any assignment, charge, lien, royalty, option, right of pre-emption, factoring agreement, leasing agreement, hiring agreement, hire purchase agreement, agreement for payment on deferred terms or any similar agreement or arrangement and all the Sale Assets are in the possession or under the control of the Seller.

     (c)  None of the Sale Assets are affected by any of the following matters:

          (i) any dispute, notice, complaint, covenant, reservation or restriction or condition which affects the use of such Sale Asset;

          (ii) any notice, order or demand issued by or on behalf of any public authority requiring the discontinuance of use of any Sale Asset or the carrying out of any works on any such Sale Asset;

          and no act or omission has occurred or is likely to occur which will or is likely to result in any Sale Asset becoming affected by any such matter;

     (d)  All the Moveable Plant and Machinery:

          (i)  are in proper state of repair and satisfactory working order;

          (ii) have been regularly and properly maintained in accordance with standards generally followed in the industry and in accordance with the requirements of any lease;

          (iii)are adequate for the requirements of the Business as conducted at the date of this Agreement and during the 12 months before;

          (iv) would not be expected (if the sale of the Business did not take place) to require replacement or additions at a cost in excess of (pound)1,000 within a period of six months after the Completion Date.

     (e) All documents which in any way affect the right, title or interest of the Seller in or to any of the Sale Assets and which attract Stamp Duty have been fully stamped with the requisite period for stamping.

7.2   INSURANCES

     (a) The Seller has made available to the Purchaser all details of the insurances maintained by or on behalf of the Business and relating to the Sale Assets. The insurances are in full force and effect and there are no circumstances resulting from any act or omission of the Seller which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased.

     (b) No claim is outstanding under any such policy of insurance and there are no circumstances resulting from any act or omission of the Seller likely to give rise to such a claim.

8.    PRODUCT LIABILITY

      In relation to the Business, the Seller has not manufactured, sold or provided any product or service which does not in every respect comply with all applicable laws, regulations or standards or which is defective or dangerous or not in accordance with any representation or Warranty, express or implied, given in respect of it.

9.    CONTRACTUAL MATTERS

9.1   MATERIAL CONTRACTS

     (a) The Contracts listed in Schedule 1 are all the current contracts and engagements whether written or oral relating to the Business (excluding contracts with employees).

     (b)  There is not outstanding any agreement or arrangement relating to the
          Business:

          (i) which, by virtue of the acquisition of the Business and Sale Assets by the Purchaser or other performance of the terms of this Agreement, will result in any party to that Contract being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option) or being in default under any such Contract or losing any benefit, right or licence which it currently enjoys; or

          (ii) which involves or is likely to involve obligations or restrictions of an unusual or exceptional nature;

          (iii) which is any other agreement or arrangement having or likely to have a material effect on the financial or trading position or prospects of the Business.

     (c) None of the Contracts contain a notification of change of ownership clause.

     (d) Compliance with the terms of this Agreement does not and will not materially conflict with, result in a material breach of or constitute a material default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is now a party relating to the Business.

9.2   DEFAULTS

      No party to any of the contracts is in default under it and there are no circumstances which might give rise to such a default, there are no circumstances (including, for the avoidance of doubt, acquisition of the Business and Sale Assets pursuant to the terms of this Agreement) likely to give rise to such a default.

10.   LITIGATION

     (a) The Seller is not a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or, so far as the Seller is aware, threatened or pending by or against or concerning the Business or any of the Sale Assets.

     (b) No governmental or official investigations or inquiry concerning the Business is in progress or pending. There are no circumstances which may give rise to any such proceeding, investigation or inquiry.

     (c) The Seller has not nor any of the officers, agents or employees of the Business (during the course of their duties in relation to the Business) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any act, order, regulation or the like giving rise to any fine, penalty, default proceedings or other liability in relation to the Business or any of the Sale Assets.

11.   CUSTOMERS

      The Business Records contain a complete and accurate list of each of the customers of the Business during the three years ending on the date of this Agreement. The Seller has taken all commercially reasonable steps to maintain the confidentiality of the customer list.

12.   EMPLOYEES

12.1  A list of all Employees is set out in Schedule 1.

12.2  AGREEMENTS

      There is not in existence any written or unwritten contact of employment with any employee (or any contract for services with any person) providing either for basic remuneration of more than (pound)20,000 per annum or for a fixed term of service longer than one year.

12.3  COMPLIANCE

      All statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to the conditions of service of employees or relations with employees (or former employees, as the case may be) or any recognised trade union have been complied with.

12.4  INCENTIVE SCHEME

      There is not any share incentive scheme, share option scheme or profit sharing, bonus, commission or other such incentive scheme for all or any of the employees.

12.5  PAYMENTS ON TERMINATION

      Except to the extent (if any) to which provision or allowances has been made in the Accounts since the Accounts Date:

     (a) no outstanding liability has been incurred for breach of any contract of employment or for services or redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee of the Business or for any other liability accruing from the termination of any contract of employment or for services;

     (b) no gratuitous payment has been made or benefit given (or promised to be made or given) in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former employee relating to the Business;

     (c) the PAYE system has been properly operated by the Seller deducting taxation as required by law and accounting to the Inland Revenue for all tax so deducted;

     (d) all payments made by the Seller to any person which ought to have been made under deduction of taxation have been so made and the Seller has (where required) accounted to the proper authority for the taxation so deducted;

     (e) the Seller has paid all national insurance and graduated pension contributions for which it is liable and has kept proper books and records relating to the same.

13.   INTELLECTUAL PROPERTY RIGHTS

13.1 All Intellectual Property Rights and licences in respect of such rights relating to or used in connection with the Business (the "BUSINESS INTELLECTUAL PROPERTY") are legally and beneficially owned by the Seller and no payments are required in connection with any such licences.

13.2 There have been no material claims, proceedings or actions and there are no proceedings or actions pending impugning the validity or enforceability of the Business Intellectual Property and there is no reason why the Business Intellectual Property cannot be fully exploited.

13.3 There have been and there are no infringements of any of the Business Intellectual Property and none is threatened.

13.4 After Completion the Purchaser will be entitled to use all the Intellectual Property Rights used by the Seller prior to Completion.

14.   PENSIONS

      There are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the Employees or any former employees in the Business or for the benefit of dependants of such persons in operation at the date of this Agreement.

15.   BOOKS AND RECORDS

      All the books and records of the Seller which will be delivered to the Purchaser on Completion (including all records and invoices required for VAT purposes):

     (a)  have been fully, properly and accurately kept and completed;

     (b)  do not contain any material inaccuracies;

     (c) give a true and fair view of the financial, contractual and trading position of the Business, its assets, liabilities, debtors, creditors and stock in trade and all other matters which would normally be expected to appear in them.

16.   ENVIRONMENTAL MATTERS

16.1 The Business is being conducted and all assets owned or used by or otherwise in possession of the Seller in accordance with all applicable Environmental Laws and the Seller has never received any notification under any Environmental Law requiring it to take or omit to take any action.

16.2 The Seller has never been threatened with any investigation or enquiry by any organisation, or received any compliant in connection with the environment.

16.3 Neither the Seller nor Mr Nahab is aware of any circumstance which may require expenditure, whether by the Purchaser or otherwise, on cleaning up any land now or formerly owned or occupied by the Seller or used in relation to the Business.

17.   CONSIDERATION OF SHARES AND SECURITIES ACT ISSUES

17.1 Both the Seller and Mr Nahab were outside of the United States at both the time the offer of the Consideration Shares was received and at the time this Agreement was entered into.

17.2 Each of the Seller and Mr Nahab is acquiring the Consideration Shares for investment purposes or for the purpose of selling and distributing the Consideration Shares to exemption from registration of such shares under Section 5 of the Securities Act pursuant to Regulation S under the Security Act. Neither the Seller nor Mr Nahab is acquiring the Consideration Shares for the purpose of sale or distribution of the Consideration Shares in the United States or in a manner that does not comply with the requirements of Regulation S. Each of the Seller and Mr Nahab acknowledges that the Consideration Shares to be acquired by them pursuant to this Agreement are not registered under the Securities Act and cannot be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption from the Securities Act. Each of the Seller and Mr Nahab acknowledges that the certificate(s) representing the Consideration Shares shall bear a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATIONS OR AN EXEMPTION FROM REGISTRATION AND OTHERWISE IN ACCORDANCE WITH The TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL UNDERSIGNED OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

                                  SCHEDULE 3

                               PART B--TAXATIOn

1. No taxation authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation or on generally published statements of practice or generally published extra-statutory concessions) in relation to the Sale Assets or the Business.

2. All documents relating to the Sale Assets or the Business in respect of which stamp duty is chargeable have been duly and properly stamped.

3. None of the Sale Assets are such that they are, have been or could be subject to the capital goods scheme under VATA.

4. The Seller is a registered and taxable person for the purposes of the VATA. The terms of all legislation, regulations, orders, provisions, directions, conditions and notices relating to VAT arising in respect of the Business have been complied with and observed in all material respects. All accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT arising in respect of the Business have been maintained and obtained and are complete, correct and up-to-date.

5. No payments or returns or notifications under the legislation, regulations, orders, provisions, directions, conditions or notices relating to VAT in respect of the Business are, nor have in the two years prior to Completion been in arrears and there is not, nor has there been in the two years prior to Completion, any forfeiture or penalty or interest or surcharge or the operation of any penalty, interest or surcharge provisions contained in the same in respect of the Business.

6. The Seller has not elected to waive exemption for VAT purposes, and is not aware of any election to waive exemption made by any other person, in respect of any land or buildings comprised in the Business.

7. None of the Sale Assets agreed to be sold under this Agreement are the subject of any security in favour of HM Customs & Excise under paragraph of Schedule 11 VATA or section 157 of the Customs and Excise Management Act 1979.

8. The PAYE system has been properly operated and all income tax and national insurance contributions as required from all payments to or treated as made to Employees and all Taxation has been punctually accounted for to the Inland Revenue and the Department of Social Security for all Taxation deducted. All returns required by section 203 ICTA 1988 (pay as you earn), the Social Security Contributions and Benefits Act 1992, the Social Security Administration Act 1992 and the Pension Schemes Act 1993 (national insurance contributions) and regulations made thereunder have been made and are accurate and complete in all respects. All such books and records relating to PAYE and to national insurance contributions as are required to be maintained and retained have been maintained and retained.

9. No officer or employee of the Seller who is engaged in the Business participates in any scheme approved under Schedule 9 ICTA 1988 (approved share option and profit sharing schemes) or is a beneficiary of a qualifying employee share ownership trust as defined in Schedule 5 Finance Act 1989 (employee share ownership trusts).

10. All sums payable and benefits provided under the existing arrangements for remunerating officers and employees and rewarding persons rendering services to the Seller in respect of the Business are deductible for the purposes of section 74 or 75 1CTA 1988 (deductions).

11. None of the Sale Assets agreed to be sold under this Agreement are subject to any distraint, charge, power of sale or mortgage in favour of the Inland Revenue for the purposes of inheritance tax nor are there any circumstances which may give rise to the same.

SIGNED by                            )
for and on behalf of MIDAS (UNITED   )
KINGDOM) LIMITED                     )       /S/
in the presence of:                  )





SIGNED by                            )
FADI NAHAB                           )       /S/
in the presence of:                  )




SIGNED by                            )
for and on behalf of                 )
DMDS LIMITED                         )       /S/
in the presence of:                  )